Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	February 27, 2012
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2011 FOURTH QUARTER AND FULL YEAR EARNINGS

AND 2012 EARNINGS GUIDANCE

Consolidated Results of Operations, As Reported – Three-month periods ended December 31, 2011 and 2010:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $95.3 million, or $.98 per diluted share, during the fourth quarter of 2011 as compared to $37.2 million, or $.38 per diluted share, during the comparable prior year quarter.

Net revenues increased 18% to $1.84 billion during the fourth quarter of 2011 as compared to $1.56 billion during the fourth quarter of 2010. The increase in net revenues during the fourth quarter of 2011, as compared to the comparable quarter of the prior year, was due primarily to the revenues generated at the behavioral health care facilities acquired from Psychiatric Solutions, Inc. (“PSI”) in November, 2010.

Consolidated Results of Operations, As Reported – Years ended December 31, 2011 and 2010:

Reported net income attributable to UHS was $398.2 million, or $4.04 per diluted share, during the year ended December 31, 2011 as compared to $230.2 million, or $2.34 per diluted share, during 2010. Net revenues increased 35% to $7.50 billion during 2011 as compared to $5.57 billion during 2010. The increase in revenues was due primarily to the acquisition of the behavioral health facilities formerly owned by PSI.

“This past quarter marked the one year anniversary of our acquisition of PSI and we remain pleased with how that integration process has gone, as well as, with the continued strong demand for our behavioral services, in general”, said Alan B. Miller, Chief Executive Officer. “As we enter 2012, we are encouraged by the opportunities to expand our presence in the behavioral health business and we look forward to improvement in our acute care business as the economy continues its gradual recovery”.

Consolidated Results of Operations, As Adjusted – Three-month periods ended December 31, 2011 and 2010:

After adjusting the reported results for the three-month periods ended December 31, 2011 and 2010 to neutralize the net impact of the items mentioned below, and as reflected on the attached Schedules of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental

Schedules”), our adjusted net income attributable to UHS was $88.8 million, or $.91 per diluted share, during the fourth quarter of 2011 as compared to $57.5 million, or $.58 per diluted share, during the fourth quarter of 2010.

As indicated on the attached Supplemental Schedules, included in our net income attributable to UHS during the three-month period ended December 31, 2011, was the favorable after-tax impact of $6.5 million, or $.07 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2011 based upon a reserve analysis.

As indicated on the attached Supplemental Schedules, included in our net income attributable to UHS during the three-month period ended December 31, 2010, was a net charge of $20.4 million, or $.20 per diluted share, consisting of: (i) the unfavorable after-tax impact of $24.9 million, or $.25 per diluted share, resulting from the recording of transaction fees incurred in connection with our acquisition of PSI; (ii) the unfavorable after-tax impact of $9.2 million, or $.09 per diluted share, resulting from the charge incurred in connection with the previously disclosed split-dollar life insurance agreements; (iii) the unfavorable after-tax impact of $4.1 million, or $.04 per diluted share, resulting from the write-off of certain construction costs, partially offset by; (iv) the favorable after-tax impact of $17.9 million, or $.18 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2010 based upon a reserve analysis.

Consolidated Results of Operations, As Adjusted – Years ended December 31, 2011 and 2010:

After adjusting the reported results for the years ended December 31, 2011 and 2010 to neutralize the impact of the items mentioned below, and as reflected on the attached Supplemental Schedule, our adjusted net income attributable to UHS was $391.7 million, or $3.97 per diluted share, during 2011 as compared to $249.8 million, or $2.54 per diluted share, during 2010.

As indicated on the attached Supplemental Schedules, included in our net income attributable to UHS during the year ended December 31, 2011, was the favorable after-tax impact of $6.5 million, or $.07 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2011.

As indicated on the attached Supplemental Schedules, included in our net income attributable to UHS during the year ended December 31, 2010, was a net charge of $19.6 million, or $.20 per diluted share, consisting of: (i) the unfavorable after-tax impact of $38.7 million, or $.39 per diluted share, resulting from the recording of transaction fees incurred in connection with our acquisition of PSI; (ii) the unfavorable after-tax impact of $9.2 million, or $.09 per diluted share, resulting from the charge incurred in connection with split-dollar life insurance agreements; (iii) the unfavorable after-tax impact of $4.1 million, or $.04 per diluted share, resulting from the write-off of certain construction costs, partially offset by; (iv) the favorable after-tax impact of $28.1 million, or $.28 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2010, and; (v) a favorable discrete tax item of $4.3 million, or $.04 per diluted share.

Acute Care Services – Three-month periods ended December 31, 2011 and 2010:

At our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 0.3% and adjusted patient days increased 0.8% during the fourth quarter of 2011, as compared to the fourth quarter of 2010. Net revenues at these facilities increased 1.6% during the fourth quarter of 2011 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission increased 1.3% while net revenue per adjusted patient day increased 0.8% during the fourth quarter of 2011 as compared to the comparable quarter of the prior year. On a same facility basis, the operating margin (net revenues less salaries, wages and benefits, other operating expenses, supplies expense and provision for doubtful accounts, excluding the items indicated on the Supplemental Schedules) at our acute care hospitals decreased to 13.3% during the fourth quarter of 2011 as compared to 14.4% during the fourth quarter of 2010. The decrease in the operating margin at our acute care hospitals during the fourth quarter of 2011 was caused by pressure on patient volumes and payor mix as several of our more significant markets continue to be negatively impacted by local economic trends.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $248 million and $208 million during the three-month periods ended December 31, 2011 and 2010, respectively.

Acute Care Services – Years ended December 31, 2011 and 2010:

During the year ended December 31, 2011, on a same facility basis, adjusted admissions to our acute care facilities were relatively unchanged while adjusted patient days increased 1.7%, as compared to 2010. Net revenues at our acute care facilities increased 4.4% during 2011 as compared to 2010. At these facilities, net revenue per adjusted admission increased 4.5% while net revenue per adjusted patient day increased 2.6% during 2011 as compared to 2010. On a same facility basis, the operating margin at our acute care hospitals increased to 14.7% during 2011 as compared to 14.5% during 2010.

Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $956 million and $807 million during 2011 and 2010, respectively.

Behavioral Health Care Services – Three-month periods ended December 31, 2011 and 2010:

Since the former PSI facilities were acquired by us in mid-November, 2010, for accurate comparability purposes, we have included the patient statistics and financial results for these facilities in our same facility results provided below beginning on December 1st of 2011 and 2010.

At our behavioral health care facilities, on a same facility basis, adjusted admissions increased 8.3% while adjusted patient days increased 4.1% during the fourth quarter of 2011 as compared to the fourth quarter of 2010. Net revenues at these facilities increased 6.3% during the fourth quarter of 2011 as compared to the comparable quarter in the prior year. At these facilities, net revenue per adjusted admission decreased 1.6% while net revenue per adjusted patient day increased 2.4% during the fourth quarter of 2011 over the comparable prior year quarter. The operating margin at our behavioral health care facilities owned during both periods increased to 24.7% during the fourth quarter of 2011 as compared to 22.6% during the fourth quarter of 2010.

Behavioral Health Care Services – Years ended December 31, 2011 and 2010:

During the year ended December 31, 2011, on a same facility basis, adjusted admissions to our behavioral health care facilities increased 7.6% while adjusted patient days increased 3.3%, as compared to 2010. Net revenues at our behavioral health care facilities increased 6.4% during 2011 as compared to

2010. At these facilities, net revenue per adjusted admission decreased 0.8% while net revenue per adjusted patient day increased 3.3% during 2011 as compared to 2010. On a same facility basis, the operating margin at our behavioral health facilities increased to 25.8% during 2011 as compared to 25.3% during 2010.

Accounting for HITECH Act incentive payments and EHR expenses:

The health information technology provisions of the American Recovery and Reinvestment Act (referred to as the “HITECH Act”) established criteria related to the “meaningful use” of electronic health records (“EHR”) for acute care hospitals and established requirements for the Medicare and Medicaid EHR payment incentive programs.

During 2011, we began implementing EHR applications at certain of our acute care facilities and will continue to do so, on a facility-by-facility basis, until completion which is scheduled to occur by the end of 2013. Our acute care hospitals will be eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, assuming they meet the “meaningful use” criteria.

There are no EHR-related revenues included in our consolidated results of operations for the three or twelve-month periods ended December 31, 2011. Although we received approximately $11 million of EHR incentive payments during the fourth quarter of 2011 related to state Medicaid programs, these payments have been reflected as deferred revenue on our consolidated balance sheet as of December 31, 2011. These payments will be recorded as revenue on our consolidated statements of income in the periods in which the applicable hospitals are deemed to have met the “meaningful use” criteria. Although our 2011 results of operations include certain EHR-related expenses, the amounts did not have a material impact on our consolidated financial results during the three or twelve-month periods ended December 31, 2011.

During 2012, based upon our scheduled EHR implementations and anticipated “meaningful use” qualifications, we expect to record approximately $12 million of EHR revenues and $17 million of EHR-related incremental expenses resulting in a net after-tax charge of approximately $4 million, or $.04 per diluted share.

2012 Full Year Guidance:

Excluding the unfavorable $.04 per diluted share EHR impact mentioned above, our estimated range of net income attributable to UHS for the year ended December 31, 2012, is $4.33 to $4.48 per diluted share.

During 2012, our net revenues are estimated to increase approximately 5% to $7.24 billion, as compared to $6.89 billion during 2011. Our net revenues for 2012 and 2011 have been adjusted to reflect reclassifications of our provision for doubtful accounts which, beginning on January 1st 2012, will be reflected as a deduction from revenues rather than as an operating expense. This reclassification will have no impact on our net income attributable to UHS.

This guidance range excludes the impact of items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other material amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Conference Call Information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on February 28, 2012. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on February 28, 2012 and will continue through midnight on March 13, 2012. The recording can be accessed by calling 1-855-859-2056 and entering the pass code 47643444.

This call will also be available live over the internet at our web site at www.uhsinc.com. The webcast will also be available through the Thomson StreetEvents Network at www.earnings.com or www.streetevents.com, a password-protected event management site for institutional investors.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2011), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

As mentioned above, our acute care hospitals may qualify for EHR incentive payments upon implementation of a EHR application assuming they meet the “meaningful use” criteria. However, there can be no assurance that we (our acute care hospitals) will ultimately qualify for these incentive payments and, should we qualify, we are unable to quantify the amount of incentive payments we may receive since the amounts are dependent upon various factors including the implementation timing at each hospital. Should we qualify for incentive payments, there may be timing differences in the recognition of the revenues and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Hospitals that do not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. Although we believe that our acute care hospitals will be in compliance with the

EHR standards by 2015, there can be no assurance that all of our facilities will be in compliance and therefore not subject to the penalty provision of the HITECH Act.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2011. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(quarterly amounts are unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010

Net revenues	$1,838,774	$1,559,453	$7,500,198	$5,568,185

Operating charges:
Salaries, wages and benefits	851,207	707,882	3,394,967	2,423,102
Other operating expenses	331,041	272,873	1,385,680	1,005,288
Supplies expense	206,230	189,327	821,811	733,093
Provision for doubtful accounts	143,687	144,288	613,619	546,909
Depreciation and amortization	75,477	60,849	295,228	223,915
Lease and rental expense	22,182	22,413	91,765	76,961
Transaction costs	0	31,105	0	53,220

	1,629,824	1,428,737	6,603,070	5,062,488

Income from operations	208,950	130,716	897,128	505,697
Interest expense, net	46,115	41,468	200,792	77,600

Income before income taxes	162,835	89,248	696,336	428,097
Provision for income taxes	54,828	38,432	247,466	152,302

Net income	108,007	50,816	448,870	275,795
Less: Net income attributable to noncontrolling interests	12,736	13,634	50,703	45,612

Net income attributable to UHS	$95,271	$37,182	$398,167	$230,183

Basic earnings per share attributable to UHS (a)	$0.99	$0.38	$4.09	$2.37

Diluted earnings per share attributable to UHS (a)	$0.98	$0.38	$4.04	$2.34

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$95,271	$37,182	$398,167	$230,183
Less: Net income attributable to unvested restricted share grants	(81)	(92)	(521)	(918)

Net income attributable to UHS – basic and diluted	$95,190	$37,090	$397,646	$229,265

Weighted average number of common shares – basic	96,455	97,125	97,199	96,786

Basic earnings per share attributable to UHS:	$0.99	$0.38	$4.09	$2.37

Weighted average number of common shares	96,455	97,125	97,199	96,786
Add: Other share equivalents	969	1,328	1,338	1,187

Weighted average number of common shares and equiv. – diluted	97,424	98,453	98,537	97,973

Diluted earnings per share attributable to UHS:	$0.98	$0.38	$4.04	$2.34

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended December 31, 2011 and 2010

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended December 31, 2011		Three months ended December 31, 2010

Net revenues	$1,838,774	100.0%	$1,559,453	100.0%

Operating charges:
Salaries, wages and benefits	851,207	46.3%	707,882	45.4%
Other operating expenses	331,041	18.0%	272,873	17.5%
Supplies expense	206,230	11.2%	189,327	12.1%
Provision for doubtful accounts	143,687	7.8%	144,288	9.3%

	1,532,165	83.3%	1,314,370	84.3%

Operating income/margin (“EBITDAR”)	306,609	16.7%	245,083	15.7%

Lease and rental expense	22,182		22,413
Net income attributable to noncontrolling interests	12,736		13,634

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	271,691	14.8%	209,036	13.4%

Depreciation and amortization	75,477		60,849
Interest expense, net	46,115		41,468
Transaction costs	0		31,105

Income before income taxes attributable to UHS	150,099		75,614
Provision for income taxes	54,828		38,432

Net income attributable to UHS	$95,271		$37,182

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended December 31, 2011		Three months ended December 31, 2010
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$95,271	$0.98	$37,182	$0.38
Plus/minus adjustments:
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	(6,477)	(0.07)	(17,915)	(0.18)
Acquisition transaction costs, net of income taxes	—	—	24,933	0.25
Write-off certain construction costs, net of income taxes	—	—	4,133	0.04
Charge recorded in connection with split-dollar life insurance agreements	—	—	9,207	0.09

Subtotal after-tax adjustments to net income attributable to UHS	(6,477)	(0.07)	20,358	0.20

Adjusted net income attributable to UHS	$88,794	$0.91	$57,540	$0.58

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the twelve months ended December 31, 2011 and 2010

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Twelve months ended December 31, 2011		Twelve months ended December 31, 2010

Net revenues	$7,500,198	100.0%	$5,568,185	100.0%

Operating charges:
Salaries, wages and benefits	3,394,967	45.3%	2,423,102	43.5%
Other operating expenses	1,385,680	18.5%	1,005,288	18.1%
Supplies expense	821,811	11.0%	733,093	13.2%
Provision for doubtful accounts	613,619	8.2%	546,909	9.8%

	6,216,077	82.9%	4,708,392	84.6%

Operating income/margin (“EBITDAR”)	1,284,121	17.1%	859,793	15.4%

Lease and rental expense	91,765		76,961
Net income attributable to noncontrolling interests	50,703		45,612

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	1,141,653	15.2%	737,220	13.2%

Depreciation and amortization	295,228		223,915
Interest expense, net	200,792		77,600
Transaction costs	0		53,220

Income before income taxes attributable to UHS	645,633		382,485

Provision for income taxes	247,466		152,302

Net income attributable to UHS	$398,167		$230,183

Calculation of Adjusted Net Income Attributable to UHS

	Twelve months ended December 31, 2011		Twelve months ended December 31, 2010
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$398,167	$4.04	$230,183	$2.34
Plus/minus adjustments:
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	(6,477)	(0.07)	(28,113)	(0.28)
Reduction of reserves relating to prior years for workers’ compensation self-insured claims, net of income taxes
Acquisition transaction costs, net of income taxes	—	—	38,675	0.39
Write-off certain construction costs, net of income taxes	—	—	4,133	0.04
Charge recorded in connection with split-dollar life insurance agreements	—	—	9,207	0.09
Favorable discrete tax item	—	—	(4,331)	(0.04)

Subtotal after-tax adjustments to net income attributable to UHS	(6,477)	(0.07)	19,571	0.20

Adjusted net income attributable to UHS	$391,690	$3.97	$249,754	$2.54

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$41,229	$29,474
Accounts receivable, net	969,802	837,820
Supplies	96,775	94,330
Other current assets	99,859	130,060
Deferred income taxes	108,324	120,834
Assets of facilities held for sale	48,916	118,598

Total current assets	1,364,905	1,331,116

Property and equipment	5,106,160	4,853,972
Less: accumulated depreciation	(1,818,180)	(1,601,005)

	3,287,980	3,252,967

Other assets:
Goodwill	2,627,602	2,589,914
Deferred charges	111,780	108,660
Other	272,978	245,279

	$7,665,245	$7,527,936

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$2,479	$3,449
Accounts payable and accrued liabilities	832,125	819,334
Liabilities of facilities held for sale	2,329	3,516

Total current liabilities	836,933	826,299

Other noncurrent liabilities	401,908	380,649
Long-term debt	3,651,428	3,912,102
Deferred income taxes	209,592	173,354

Redeemable noncontrolling interest	218,266	211,761

UHS common stockholders’ equity	2,296,352	1,978,772
Noncontrolling interest	50,766	44,999

Total equity	2,347,118	2,023,771

	$7,665,245	$7,527,936

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Twelve months ended December 31,
	2011	2010
Cash Flows from Operating Activities:
Net income	$448,870	$275,795
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	295,861	223,997
Gain on sale of assets and businesses, net	(452)	(1,993)
Stock-based compensation expense	18,225	16,799
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(134,838)	22,726
Accrued interest	(3,577)	8,408
Accrued and deferred income taxes	85,792	132
Other working capital accounts	(28,382)	(26,437)
Other assets and deferred charges	37,160	11,539
Other	(1,387)	812
Accrued insurance expense, net of commercial premiums paid	83,612	19,739
Payments made in settlement of self-insurance claims	(82,633)	(50,173)

Net cash provided by operating activities	718,251	501,344

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(285,682)	(239,274)
Acquisition of property and businesses	(29,466)	(1,958,298)
Proceeds received from sale of assets and businesses	67,592	21,460
Costs incurred for purchase and implementation of electronic health records application	(38,249)	(17,971)

Net cash used in investing activities	(285,805)	(2,194,083)

Cash Flows from Financing Activities:
Reduction of long-term debt	(381,517)	(1,392,086)
Additional borrowings	98,100	3,266,146
Financing costs	(23,608)	(101,815)
Repurchase of common shares	(60,482)	(11,528)
Dividends paid	(19,466)	(19,422)
Issuance of common stock	4,779	3,594
Profit distributions to noncontrolling interests	(38,497)	(32,456)
Proceeds from sale of noncontrolling interest in majority owned business	0	600

Net cash (used in) provided by financing activities	(420,691)	1,713,033

Increase in cash and cash equivalents	11,755	20,294
Cash and cash equivalents, beginning of period	29,474	9,180

Cash and cash equivalents, end of period	$41,229	$29,474

Supplemental Disclosures of Cash Flow Information:
Interest paid	$176,328	$76,900

Income taxes paid, net of refunds	$163,029	$152,088

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:	% Change Quarter Ended 12/31/2011	% Change Year Ended 12/31/2011

Acute Care Hospitals
Revenues	1.6%	4.4%
Adjusted Admissions	0.3%	-0.1%
Adjusted Patient Days	0.8%	1.7%
Revenue Per Adjusted Admission	1.3%	4.5%
Revenue Per Adjusted Patient Day	0.8%	2.6%

Behavioral Health Hospitals

Revenues	6.3%	6.4%
Adjusted Admissions	8.3%	7.6%
Adjusted Patient Days	4.1%	3.3%
Revenue Per Adjusted Admission	-1.6%	-0.8%
Revenue Per Adjusted Patient Day	2.4%	3.3%

UHS Consolidated	Fourth Quarter Ended		Year Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010

Revenues	$1,838,774	$1,559,453	$7,500,198	$5,568,185
EBITDA (1)	271,691	209,036	1,141,653	737,220
EBITDA Margin (1)	14.8%	13.4%	15.2%	13.2%

Cash Flow From Operations	155,749	88,529	718,251	501,344
Days Sales Outstanding	49	43	47	43
Capital Expenditures	90,278	61,524	285,682	239,274

Total Debt			3,653,907	3,915,551
Shareholders Equity			2,296,352	1,978,772
Total Debt / Total Capitalization			61.4%	66.4%
Total Debt / EBITDA			3.20	5.31
Debt / Cash From Operations			5.09	7.81

Acute Care EBITDAR Margin (2)	13.3%	14.4%	14.7%	14.5%
Behavioral Health EBITDAR Margin (2)	24.3%	22.1%	25.2%	24.8%

(1)	Net of Minority Interest and before the items indicated on the supplemental schedules
(2)	Before Corporate overhead allocation, minority interest and prior year self insurance reserve adjustments

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

DECEMBER 31, 2011 AND 2010

AS REPORTED:

	ACUTE			BEHAVIORAL HEALTH
	12/31/11	12/31/10	% change	12/31/11	12/31/10	% change

Hospitals owned and leased	21	21	0.0%	177	179	-1.1%
Average licensed beds	5,763	5,689	1.3%	19,372	13,698	41.4%
Patient days	278,263	284,538	-2.2%	1,276,929	883,460	44.5%
Average daily census	3,024.6	3,092.8	-2.2%	13,879.7	9,602.8	44.5%
Occupancy-licensed beds	52.5%	54.4%	-3.5%	71.6%	70.1%	2.2%
Admissions	62,936	64,655	-2.7%	86,811	56,928	52.5%
Length of stay	4.4	4.4	0.5%	14.7	15.5	-5.2%

Inpatient revenue	$2,901,748	$2,794,619	3.8%	$1,359,378	$916,831	48.3%
Outpatient revenue	1,408,537	1,235,850	14.0%	153,538	111,874	37.2%
Total patient revenue	4,310,285	4,030,469	6.9%	1,512,916	1,028,705	47.1%
Other revenue	23,533	19,136	23.0%	34,804	24,131	44.2%
Gross hospital revenue	4,333,818	4,049,605	7.0%	1,547,720	1,052,836	47.0%

Total deductions	3,345,778	3,076,918	8.7%	707,577	474,299	49.2%

Net hospital revenue	$988,040	$972,687	1.6%	$840,143	$578,537	45.2%

SAME FACILITY:

	ACUTE			BEHAVIORAL HEALTH (1)
	12/31/11	12/31/10	% change	12/31/11	12/31/10	% change

Hospitals owned and leased	21	21	0.0%	177	177	0.0%
Average licensed beds	5,763	5,689	1.3%	11,761	11,589	1.5%
Patient days	278,263	284,538	-2.2%	785,625	753,719	4.2%
Average daily census	3,024.6	3,092.8	-2.2%	8,539.4	8,192.6	4.2%
Occupancy-licensed beds	52.5%	54.4%	-3.5%	72.6%	70.7%	2.7%
Admissions	62,936	64,655	-2.7%	53,654	49,460	8.5%
Length of stay	4.4	4.4	0.5%	14.6	15.2	-3.9%

(1)	Pennsylvania Clinical School is excluded in both current and prior years. King George School is excluded in both current and prior years from July 1st thru December 31st. Facilities acquired in acquisition of Psychiatric Solutions are included in both current and prior year from December 1st thru December 31st. Brooke Glen and The Pines/Brighton are excluded in both current and prior years.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE TWELVE MONTHS ENDED

DECEMBER 31, 2011 AND 2010

AS REPORTED:

	ACUTE			BEHAVIORAL HEALTH
	12/31/11	12/31/10	% change	12/31/11	12/31/10	% change

Hospitals owned and leased	21	21	0.0%	177	179	-1.1%
Average licensed beds	5,726	5,689	0.7%	19,388	9,414	105.9%
Patient days	1,151,210	1,155,984	-0.4%	5,190,080	2,504,699	107.2%
Average daily census	3,154.0	3,167.1	-0.4%	14,219.4	6,862.2	107.2%
Occupancy-licensed beds	55.1%	55.7%	-1.1%	73.3%	72.9%	0.6%
Admissions	258,754	264,470	-2.2%	356,856	166,422	114.4%
Length of stay	4.4	4.4	1.8%	14.5	15.1	-3.4%

Inpatient revenue	$12,025,664	$10,890,171	10.4%	$5,529,205	$2,566,366	115.4%
Outpatient revenue	5,629,420	4,771,070	18.0%	608,785	350,192	73.8%
Total patient revenue	17,655,084	15,661,241	12.7%	6,137,990	2,916,558	110.5%
Other revenue	80,434	71,004	13.3%	139,925	46,638	200.0%
Gross hospital revenue	17,735,518	15,732,245	12.7%	6,277,915	2,963,196	111.9%

Total deductions	13,663,948	11,830,430	15.5%	2,876,797	1,327,741	116.7%

Net hospital revenue	$4,071,570	$3,901,815	4.4%	$3,401,118	$1,635,455	108.0%

SAME FACILITY:

	ACUTE			BEHAVIORAL HEALTH (1)
	12/31/11	12/31/10	% change	12/31/11	12/31/10	% change

Hospitals owned and leased	21	21	0.0%	177	177	0.0%
Average licensed beds	5,725	5,689	0.6%	8,966	8,780	2.1%
Patient days	1,151,210	1,155,984	-0.4%	2,431,375	2,350,418	3.4%
Average daily census	3,154.0	3,167.1	-0.4%	6,661.3	6,439.5	3.4%
Occupancy-licensed beds	55.1%	55.7%	-1.0%	74.3%	73.3%	1.3%
Admissions	258,754	264,470	-2.2%	171,141	158,911	7.7%
Length of stay	4.4	4.4	1.8%	14.2	14.8	-3.9%

(1)	Pennsylvania Clinical School is excluded in both current and prior years. King George School is excluded in both current and prior years from July 1st thru December 31st. Facilities acquired in acquisition of Psychiatric Solutions are included in both current and prior year from December 1st thru December 31st. Brooke Glen and The Pines/Brighton are excluded in both current and prior years.